EXHIBIT 10.51

                               PROMISSORY NOTE

$520,000.00                                                     October 15, 1998

     FOR VALUE RECEIVED, WATERMARC FOOD MANAGEMENT CO. (hereinafter referred to as "Borrower") promises to pay to THE BOMBAYWALA FAMILY TRUST (together with its successors and assigns hereinafter referred to as "Lender") at Houston, Texas or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of $520,000.00 with interest on the outstanding principal balance hereof, at the rate of ten percent (10%) per annum, provided that the interest rate shall not exceed the Maximum Lawful Rate.

     This Note is payable as follows: (1) a payment of accrued interest only due and payable monthly on the 15th of each and every month beginning on November 15, 1998, and (2) a final payment of the unpaid principal balance plus accrued interest due and payable on October 15, 1999.

     Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower.

     If any payment hereunder shall become due on a day on which banks in the City of Houston generally are not open for business, such payment shall be made on the next following day on which banks in the City of Houston generally are open for business.

     Upon the occurrence and during the continuance of a default by Borrower in its obligations hereunder, Lender shall have all of the rights and remedies provided in this Note, as well as those rights and remedies provided by any other applicable law, rule or regulation.

     If Borrower becomes insolvent or commits an act of bankruptcy or authorizes the filing of a voluntary petition in bankruptcy, or should involuntary bankruptcy proceedings be filed against Borrower, Lender may accelerate the unpaid principal immediately due and payable without notice to Borrower. If Lender is required to enforce this provision, Borrower will not contest
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venue for such an action in Harris County, Texas.

     Borrower, its successors or assigns, waive presentment for payment, demand, protest, and notice of demand, protest, and nonpayment, and consent to any and all renewals, extensions or modifications that might be made by Lender as to the time of payment of this Note from time to time.

     The form and essential validity of this Note shall be governed by the laws of the State of Texas. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     Time is of the essence with respect to all of Borrower's obligations and agreements under this Note.

     This Note supercedes those certain promissory notes as follows: (i) Promissory Note dated February 20, 1998 in the amount of $100,000 payable to Mohammed Bombaywala & Zeenat Bombaywala and (ii) Promissory Note dated May 19, 1998 in the amount of $200,000 payable to Bombaywala Family 1989 Trust. This Note and all the provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Borrower, its successors and assigns.

     IN WITNESS WHEREOF, Borrower has executed this Note on the date first hereinabove written.


                               WATERMARC FOOD MANAGEMENT CO.

                               S/
                               -----------------------------------
                               By:   Ghulam M. Bombaywala
                                     President